Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated April 7, 2020)	Registration No. 333-234449

1,366,856 Shares

AKERS BIOSCIENCES, INC.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,366,856 shares of common stock, no par value per share, to certain institutional investors at an offering price of $3.53 per share.

Our common stock is currently listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “AKER”. On May 13, 2020, the last reported sale price for our common stock on NASDAQ was $3.53 per share.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-6 of this prospectus supplement and “Risk Factors” beginning on page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$3.53000	$4,825,001.68
Placement agent fees (1)	$0.26475	$361,875.13
Proceeds, before expenses, to us (2)	$3.26525	$4,463,126.55

(1) In addition, we have agreed to reimburse the placement agent for certain offering-related expenses, pay a management fee of 1.0% of the gross proceeds raised in this offering and to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 8.0% of the shares of common stock sold in this offering. See “Plan of Distribution” beginning on page S-13 for more information regarding the placement agent’s compensation.

(2) The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the warrants being used to the placement agent.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the shares of common stock offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis.

As of May 14, 2020 immediately before the sale of the shares of common stock offering in this offering, the aggregate market value of our outstanding common stock held by non-affiliates is $28,283,503 based on 4,755,407 shares of outstanding common stock, of which 4,753,530 shares are held by non-affiliates, and a per share price of $5.95 which was the closing sale price of our common stock as quoted on the NASDAQ on April 8, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. Following the sale of shares in this offering, we will have sold securities with an aggregate market value of $9,425,003.68 pursuant to General Instruction I.B.6 of Form S-3 during the 12-month calendar period that ends on and includes the date hereof.

Delivery of the shares of common stock offered hereby is expected to take place on or about May 18, 2020, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 14, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information; Information incorporated by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “AKERs” the “Company,” “we,” “us” and “our” or similar terms refer to Akers Biosciences, Inc., a New Jersey corporation, and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Our Company

We are pursuing the development of a newly acquired license to a coronavirus vaccine candidate. On March 23, 2020, we entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with the members of Cystron Biotech, LLC (individually, each a “Seller,” and collectively, the “Sellers”), pursuant to which we acquired 100% of the membership interests (the “Membership Interests”) of Cystron Biotech, LLC (“Cystron”). Cystron is a party to a license agreement with Premas Biotech PVT Ltd (“Premas”) whereby Premas granted Cystron, among other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19 and other coronavirus infections. On May 14, 2020, we issued a press release announcing that Premas has successfully completed its vaccine prototype.

We continue to sell our rapid, point-of-care screening and testing products, but at continued reduced volumes compared to prior years. As a result, we continue to experience low sales revenue from our screening and testing products. We are also experiencing a production backlog for some of our screening and testing products, which will further reduce our sales revenue. In addition, as we previously reported, we eliminated our sales force for our screening and testing products. In light of these facts and the progress that we have made in our partnership with Premas for the development of a vaccine candidate for COVID-19, as previously announced, we recently initiated a strategic review of the screening and testing products business. As part of this review, we are exploring potential strategic and alternative transactions, which may include the disposition or winddown of our screening and testing products business. As a result, the makeup of our lines of business is subject to change.

Recent Developments

COVID-19

The ultimate impact of the global COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our vaccine development efforts, healthcare systems or the global economy as a whole. However, the effects are likely to have a material impact on our operations, liquidity and capital resources, and we will continue to monitor the COVID-19 situation closely.

In response to public health directives and orders, we have implemented work-from-home policies for many of our employees and temporarily modified our operations to comply with applicable social distancing recommendations. The effects of the orders and our related adjustments in our business are likely to negatively impact productivity, disrupt our business and delay our timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. Similar health directives and orders are affecting third parties with whom we do business. Further, restrictions on our ability to travel, stay-at-home orders and other similar restrictions on our business have limited our ability to support our operations.

Severe and/or long-term disruptions in our operations will negatively impact our business, operating results and financial condition in other ways, as well. Specifically, we anticipate that the stress of COVID-19 on healthcare systems around the globe will negatively impact our ability to produce our testing products and will negatively impact the distributors and healthcare facilities that purchase these testing products.

In addition, while the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, it has significantly disrupted global financial markets, and may limit our ability to access capital, which could in the future negatively affect our liquidity. A recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

S-1

Acquisition of Cystron

On March 23, 2020, we acquired Cystron pursuant to the Original MIPA. Approximately one-third of Cystron was owned by two entities, each of which is controlled by an associated person of the placement agent (collectively, the “Associated Persons”). The Associated Persons will accrue approximately one-third of the consideration and are entitled to the same percentage of any future consideration under the Original MIPA.

As consideration for the Membership Interests, we delivered to the Sellers: (1) that number of newly issued shares of our common stock equal to 19.9% of the issued and outstanding shares of our common stock and pre-funded warrants as of the date of the Original MIPA, but, to the extent that the issuance of our common stock would have resulted in any Seller owning in excess of 4.9% of our outstanding common stock, then, at such Seller’s election, such Seller received “common stock equivalent” preferred shares with a customary 4.9% beneficial ownership blocker (with such common stock and preferred stock collectively referred to as “Common Stock Consideration”), and (2) $1,000,000 in cash. On March 24, 2020, we delivered 411,403 shares of common stock and 211,353 shares of Series D Convertible Preferred Stock with a customary 4.9% blocker. On April 22, 2020, Premas, one of the sellers of Cystron, returned to us $299,074, representing its portion of the cash purchase price to acquire Cystron. Premas has advised us that these funds were returned temporarily in order for Premas to meet certain regulatory requirements in India. Consequently, as consideration for the Membership Interests purchased from the Associated Persons, we have delivered to the Associated Persons, collectively: (x) 142,259 shares of our common stock and 65,369 shares of our preferred stock, and (y) approximately $333,333.

Additionally, we are required to (A) make an initial payment to the Sellers of up to $1,000,000 upon our receipt of cumulative gross proceeds from the consummation of an initial equity offering after the date of the Original MIPA of $8,000,000, and (B) pay to Sellers an amount in cash equal to 10% of the gross proceeds in excess of $8,000,000 raised from future equity offerings after the date of the Original MIPA until the Sellers have received an aggregate additional cash consideration equal to $10,000,000 (collectively, the “Equity Offering Payments”). On May 14, 2020, we and the Sellers entered into an Amendment No. 1 to the Original MIPA (as amended, the “MIPA”), which provided that any Equity Offering Payments in respect of an equity offering that is consummated prior to September 23, 2020, shall be accrued, but shall not be due and payable until September 24, 2020. The other provisions of the Original MIPA remain unmodified and in full force and effect. Upon the achievement of certain milestones, including the completion of a Phase 2 study for a COVID-19 vaccine that meets its primary endpoints, Sellers will be entitled to receive an additional 750,000 shares of our common stock or, in the event we are unable to obtain stockholder approval for the issuance of such shares, 750,000 shares of non-voting preferred stock that are valued following the achievement of such milestones and shall bear a 10% annual dividend (the “Milestone Shares”). Sellers will also be entitled to contingent payments from us of up to $20,750,000 upon the achievement of certain milestones, including the approval of a new drug application by the U.S. Food and Drug Administration (“FDA”). Pursuant to the Original MIPA, upon the Company’s consummation of the registered direct equity offering closed on April 8, 2020 (as discussed further below, the “April 2020 Offering”), we paid the Sellers $250,000 on April 20, 2020 (including approximately $83,333 paid to the Associated Persons). On April 30, 2020, Premas, one of the Sellers, returned to us $83,334, representing their portion of the $250,000 amount paid to the Sellers on April 20, 2020. Premas has advised us that these funds were returned temporarily in order for Premas to meet certain regulatory requirements in India.

The closing of this offering triggers an accrued payment to the Sellers of approximately $892,500 pursuant to the MIPA, which will be due and payable on September 24, 2020 (including approximately $297,500 to be accrued by the Associated Persons).

We shall also make quarterly royalty payments to Sellers equal to 5% of the net sales of a COVID-19 vaccine or combination product by the Company (the “COVID-19 Vaccine”) for a period of five (5) years following the first commercial sale of the COVID-19 Vaccine, provided that such payment shall be reduced to 3% for any net sales of the COVID-19 Vaccine above $500 million.

In addition, Sellers shall be entitled to receive 12.5% of the transaction value, as defined in the MIPA, of any change of control transaction, as defined in the MIPA, that occurs prior to the fifth (5th) anniversary of the closing date of the MIPA, provided that the Company is still developing the COVID-19 Vaccine at that time. Following the consummation of any change of control transaction, the Sellers shall not be entitled to any payments as described above under the MIPA.

S-2

Support Agreement

On March 23, 2020, as an inducement to enter into the MIPA, and as one of the conditions to the consummation of the transactions contemplated by the MIPA, the Sellers entered into a shareholder voting agreement with the Company, pursuant to which each Seller agreed to vote their shares of our common stock or preferred stock in favor of each matter proposed and recommended for approval by our management at every meeting of the stockholders and on any action or approval by written consent of the stockholders.

Registration Rights Agreement

To induce the Sellers to enter into the MIPA, on March 23, 2020, we entered into a registration rights agreement with the Sellers, pursuant to which we shall by the 30th day following the closing of the transactions contemplated by the MIPA, file with the United States Securities and Exchange Commission (the “SEC”) an initial registration statement on Form S-3 (if such form is available for use by the Company at such time) or, otherwise, on Form S-1, covering all of the shares of our common stock issued, or underlying the preferred stock issued, at closing under the MIPA and to subsequently register the common stock issued or underlying the preferred stock issued as Milestone Shares.

License Agreement

Cystron is a party to a License and Development Agreement (the “Initial License Agreement”) with Premas. As a condition to the Company’s entry into the MIPA, Cystron amended and restated the Initial License Agreement on March 19, 2020 (as amended and restated, the “License Agreement”). Pursuant to the License Agreement, Premas granted Cystron, among other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19 and other coronavirus infections.

Upon the achievement of certain developmental milestones by Cystron, Cystron shall pay to Premas a total of up to $2,000,000. On April 16, 2020, we paid Premas $500,000 for the achievement of the first two development milestones, of which $250,000 was accrued as research and development expense for the three months ended March 31, 2020. On May 14, 2020, we and Premas agreed that the third milestone under the License Agreement has been satisfied. Due to the achievement of this milestone, Premas is entitled to receive a payment of $500,000 from us.

Series D Convertible Preferred Stock

On March 24, 2020, we filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of New Jersey. Pursuant to the Certificate of Designation, in the event of the Company’s liquidation or winding up of its affairs, the holders of our Series D Convertible Preferred Stock (the “Preferred Stock”) will be entitled to receive the same amount that a holder of our common stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations set forth in the Certificate of Designation) to common stock which amounts shall be paid pari passu with all holders of the Company’s common stock. Each share of Preferred Stock has a stated value equal to $0.01 (the “Stated Value”), subject to increase as set forth in Section 7 of the Certificate of Designation.

A holder of Preferred Stock is entitled at any time to convert any whole or partial number of shares of Preferred Stock into shares of our common stock determined by dividing the Stated Value of the Preferred Stock being converted by the conversion price of $0.01 per share.

A holder of Preferred Stock will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding (with such ownership restriction referred to as the “Beneficial Ownership Limitation”). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

S-3

Subject to the Beneficial Ownership Limitation, on any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of a meeting), each holder of Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Preferred Stock beneficially owned by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter (taking into account all Preferred Stock beneficially owned by such holder). Except as otherwise required by law or by the other provisions of our certificate of incorporation, the holders of Preferred Stock will vote together with the holders of our common stock and any other class or series of stock entitled to vote thereon as a single class.

A holder of Preferred Stock shall be entitled to receive dividends as and when paid to the holders of our common stock on an as-converted basis.

Production Backlog of PIFA® Heparin/PF4 and PIFA® PLUSS/PF4

We are currently experiencing a production backlog of our PIFA® Heparin/PF4 and PIFA® PLUSS/PF4 rapid assays. While we believe that we will be able to remedy the production backlog, we cannot be certain what impact this backlog will have on our business, and it may have an adverse effect on our 2020 revenues and results of operation. As discussed above, we recently initiated a strategic review of the screening and testing products business.

Exploration of Strategic Alternatives

On November 7, 2018, we announced that our board of directors had initiated a process to evaluate strategic alternatives to maximize shareholder value. The Company will continue its strategic alternatives review and has identified the hemp and minor cannabinoid sectors as potential opportunities that could benefit from our core competencies. The Company continues to explore how to leverage its 30 years of operational history in its medical device business, where its current products have FDA clearance, its current operations practice Good Manufacturing Processes (cGMP), its medical device facility is certified under ISO 13485 – 2016 and the facility carries an Analytical Lab Certification for Schedules 2, 3, 4 and 5 controlled substances issued by the U.S. Drug Enforcement Administration and the State of New Jersey. The Company intends to pursue opportunities in the extraction, testing, purification and formulation of safe cannabinoids within the hemp industry, including pathways to consumer products with a focus on minor cannabinoids.

April 2020 Offering

In connection with the April 2020 Offering, pursuant to a securities purchase agreement with certain institutional and accredited investors, dated April 7, 2020, we issued and sold an aggregate of 766,667 shares of our common stock at an offering price of $6.00 per share, for gross and net proceeds of $4,600,002 and $4,146,102, respectively, which closed on April 8, 2020. On April 20, 2020, we paid $250,000 of the net proceeds from the April 2020 Offering to the Sellers pursuant to the terms of the Original MIPA.

Corporate Information

We were incorporated in 1989 in the state of New Jersey. Our principal executive offices are located at 201 Grove Road, Thorofare, New Jersey USA 08086. Our telephone number is (856) 848-8698. Our corporate website address is www.AkersBio.com. The information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated in this prospectus supplement, unless otherwise stated, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-4

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	1,366,856 shares

Common stock to be outstanding immediately after this offering (1)	6,122,263 shares (assuming that we sell the maximum number of shares of common stock offered in this offering and excluding shares issuable upon the exercise of the warrants to be issued to the placement agent).

Offering price per share	$3.53 per share

Use of proceeds

We expect to receive net proceeds from this offering of approximately $4.3 million after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general working capital, including the development of our vaccine business, and may use a portion of the proceeds to further our exploration of strategic alternatives. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Dividend policy	We have never paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. See “Dividend Policy.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

NASDAQ symbol	AKER

(1) The number of shares of common stock to be outstanding immediately after this offering is based on 4,755,407 shares of our common stock outstanding as of May 13, 2020, and excludes, as of such date:

●	308,548 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $25.36 per share;
●	40 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $236.16 per share;
●	15,603 shares of common stock issuable upon the vesting of restricted stock units;
●	67,959 shares of common stock available for future issuance under our equity compensation plans;
●	211,353 shares of common stock issuable upon the conversion of the Series D Convertible Preferred Stock;
●	946,500 shares of common stock issuable upon the conversion of 946,000 shares of our Series C Convertible Preferred Stock issuable upon the exercise of warrants at an exercise price of $4.00 per share; and
●	109,348 shares of common stock issuable upon exercise of the placement agent warrants with an exercise price of $4.4125 to be issued to the placement agent as compensation in connection in this offering.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the placement agent warrants to be issued to the placement agent in connection with this offering.

S-5

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K (the “Annual Report”) and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

RISKS RELATED TO OUR BUSINESS

Our business may be materially adversely affected by the recent coronavirus (COVID-19) outbreak.

The outbreak of the COVID-19 could disrupt our operations due to absenteeism by infected or ill members of management or other employees, or absenteeism by members of management and other employees who elect not to come to work due to the illness affecting others in our office or laboratory facilities, or due to quarantines. COVID-19 illness could also impact members of our board of directors resulting in absenteeism from meetings of the directors or committees of directors, making it more difficult to convene the quorums of the full board of directors or its committees needed to conduct meetings for the management of our affairs.

Supplies could be disrupted if the manufacturers or suppliers of our products experience absenteeism due to illness of their employees or due to local quarantines. Absenteeism due to coronavirus illness could also impact companies that the suppliers use to ship products to us. We cannot presently predict the extent to which the virus may impact our operations.

The anticipated economic consequences of the COVID-19 pandemic have adversely impacted financial markets, resulting in high share price volatility, reduced market liquidity, and substantial declines in the market prices of the shares of most publicly traded companies, including Akers. Volatile or declining markets for equities could adversely affect our ability to raise capital when needed through the sale of shares of common stock or other equity securities. Should these market conditions persist when we need to raise capital, and if we are able to sell shares of our common stock under then prevailing market conditions, we might have to accept lower prices for our shares and issue a larger number of shares than might have been the case under better market conditions, resulting in significant dilution of the interests of our shareholders.

As part of the strategic review of the screening and testing products business, we may consider possible disposition or winddown of our screening and testing products. As a result, the makeup of our lines of business may change.

We may from time to time assess alternate ways to generate value for shareholders, including reviewing opportunities that may lead to acquisitions, dispositions or other strategic transactions. Strategies we may employ include seeking new or expanding existing specialty market niches, expanding our presence, acquiring businesses complementary to existing strengths and continually evaluating the performance and strategic fit of our existing business units. While we continue to sell our rapid, point-of-care screening and testing products, but at continued reduced volumes compared to prior years. As a result, we continue to experience low sales revenue from our screening and testing products. We are also experiencing a production backlog for some of our screening and testing products, which will further reduce our sales revenue. In addition, as we previously reported, we eliminated our sales force for our screening and testing products. In light of these facts and the progress that we have made in our partnership with Premas for the development of a vaccine candidate for COVID-19, as previously announced, we recently initiated a strategic review of the screening and testing products business. As part of this review, we are exploring potential strategic and alternative transactions, which may include the disposition or winddown of our screening and testing products business. As a result, the makeup of our lines of business is subject to change.

S-6

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

The market price for our common stock may be volatile, and your investment in our common stock could decline in value.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of biotechnology and specialty pharmaceutical companies, particularly companies like ours without product revenues and earnings, have been highly volatile and may continue to be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

●	announcements of technological innovations or new products by us or our competitors;
●	announcement of FDA approval or disapproval of our product candidates or other product-related actions;
●	developments involving our discovery efforts and clinical studies;
●	developments or disputes concerning patents or proprietary rights, including announcements of infringement, interference or other litigation against us or our potential licensees;
●	announcements concerning our competitors, or the biotechnology, pharmaceutical or drug delivery industry in general;
●	public concerns as to the safety or efficacy of our products or our competitors’ products;
●	changes in government regulation of the pharmaceutical or medical industry;
●	changes in the reimbursement policies of third party insurance companies or government agencies;
●	actual or anticipated fluctuations in our operating results;
●	changes in financial estimates or recommendations by securities analysts;
●	developments involving corporate collaborators, if any;
●	changes in accounting principles; and
●	the loss of any of our key scientific or management personnel.

Moreover, the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a delisting of our common stock. The delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

Our common stock is listed on NASDAQ. In order to maintain our listing, we must meet minimum financial and other requirements, including requirements for a minimum amount of capital and a minimum price per share. We cannot assure you that we will continue to meet the continued listing requirements in the future.

If NASDAQ delists our common stock from trading on its exchange, due to failure to meet its continued listing requirements, and we are not able to list our common stock on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;
●	reduced liquidity for our common stock;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

S-7

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for general working capital, including the development of our vaccine business, and may use a portion of the proceeds to further our exploration of strategic alternatives. We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience immediate and substantial dilution.

Because the price per share of common stock being offered in this offering may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2020, was approximately $2.9 million, or $2.33 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See the section entitled “Dilution” on page S-12 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We may from time to time issue additional shares of common stock at a discount from the current market price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Future sales of our common stock, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could occur in the future. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and limitations under applicable law, and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

S-8

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	changes in the market acceptance of our products and services;

●	challenges we may face in identifying, acquiring and operating new business opportunities;

●	the outcome of litigation or other proceedings to which we are subject as described in the “Legal Proceedings” sections of the Annual Report and our subsequent filings with the SEC that are incorporated by reference to this prospectus supplement or which we may become subject to in the future;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	adverse conditions in the industries in which our customers operate;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	delisting of our common stock from the NASDAQ capital market;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

●	our ability to achieve the expected benefits and costs of the transactions related to the acquisition of Cystron, including:

○ the timing of, and our ability to, obtain and maintain regulatory approvals for clinical trials of our vaccine product candidate;

○ the timing and results of our planned clinical trials for our vaccine product candidate;

○ the amount of funds we require for our vaccine product candidate; and

○ our ability to maintain our existing license with Premas.

●	the impact of the recent COVID-19 outbreak on our results of operations, business plan and the global economy.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” on page S-6 of this prospectus supplement and on page 6 of the accompanying base prospectus as well as the risk factors included in the documents incorporated herein and therein by reference. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-9

INFORMATION REGARDING THE MARKET FOR OUR COMMON STOCK

Our common stock trades on the NASDAQ Capital Market under the symbol “AKER.” The last reported sale price for our common stock on May 13, 2020, was $3.53 per share. As of May 13, 2020, we had approximately 760 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid any cash or other dividends on our capital stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, contractual restrictions, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.3 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general working capital, including the development of our vaccine business, and may use a portion of the proceeds to further our strategic alternatives.

Except as noted above, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

S-11

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering, assuming no value is attributed to the warrants to be issued to the placement agent as compensation in connection with this offering.

Our net tangible book value as of March 31, 2020 was approximately $2.9 million, or $2.33 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of March 31, 2020, after giving effect to (A) the issuance of 766,667 shares of our common stock at an offering price of $6.00 per share in connection the April 2020 Offering, after deducting placement agent fees and offering expenses paid by us in connection with the April 2020 Offering, (B) the payment of $250,000 of the net proceeds from the April 2020 Offering to the Sellers pursuant to the terms of the MIPA, (C) the issuance of 1,043,500 shares of common stock upon the conversion of 1,043,500 shares of our Series C Convertible Preferred Stock issued upon exercise of warrants at an exercise price of $4.00 per share and (D) the issuance of 30,000 shares of common stock upon the exercise of pre-funded warrants at an exercise price of $0.0001 per share, would have been approximately $14.9 million, or approximately $3.12 per share.

Our pro forma as adjusted net tangible book value as of March 31, 2020, after giving effect to our issuance and sale of 1,366,856 shares of common stock in this offering at the offering price of $3.53 per share, after deducting the placement agent fees and estimated offering expenses payable by us would have been $19.2 million, or $3.13 per share. This represents an immediate increase in pro forma as adjusted net tangible book value to existing stockholders of $0.01 per share and an immediate dilution to new investors purchasing securities in this offering of $0.40 per share.

The following table illustrates this per share dilution.

Offering price per share		$3.53
Net tangible book value per share as of March 31, 2020	$2.33
Increase in pro forma net tangible book value per share	$0.79
Pro forma net tangible book value per share as of March 31, 2020	$3.12
Increase in pro forma as adjusted net tangible book value per share attributable to this offering	$0.01
Pro forma as adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$3.13

Dilution per share to new investors purchasing our common stock in this offering		$0.40

The above discussion and table are based on 2,915,240 shares outstanding as of March 31, 2020 and excludes as of that date:

●	308,548 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $25.36 per share;
●	40 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $236.16 per share;
●	15,603 shares of common stock issuable upon the vesting of restricted stock units;
●	67,959 shares of common stock available for future issuance under our equity compensation plans;
●	211,353 shares of common stock issuable upon the conversion of the Series D Convertible Preferred Stock;
●	946,500 shares of common stock issuable upon the conversion of 946,000 shares of our Series C Convertible Preferred Stock issuable upon the exercise of warrants at an exercise price of $4.00 per share; and
●	109,348 shares of common stock issuable upon exercise of the placement agent warrants with an exercise price of $4.4125 to be issued to the placement agent as compensation in connection in this offering.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

S-12

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. Wainwright is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

Delivery of the shares of common stock offered hereby is expected to take place on or about May 18, 2020, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, (iii) a non-accountable expense allowance of $50,000, and (iv) $12,900 for the clearing expenses of the placement agent in connection with this offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $498,000 . After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4.3 million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, at the closing of this offering, warrants to purchase 8.0% of the number of shares of our common stock sold in this offering (or warrants to purchase up to 109,348 shares of our common stock), at an exercise price of $4.4125 per share (representing 125% of the offering price per share in this offering). Neither the placement agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby.

The placement agent warrants will be exercisable immediately and for five years from the effective date of this offering. Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the placement agent’s warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

S-13

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Tail Financing Payments

We have also agreed to pay Wainwright, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to the Company by Wainwright during the term of its engagement or introduced to us by Wainwright during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the expiration or termination of the engagement letter.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The Placement Agent acted as our placement agent for the April 2020 Offering and the public offering we consummated in December 2019, for which it received compensation. In addition, each of the two entities that own approximately one-third of Cystron is controlled by an associated person of the placement agent (the “Associated Persons”). The Associated Persons received consideration pursuant to the MIPA in connection with the April 2020 Offering. The closing of this offering triggers an accrued payment to the Associated Persons of approximately $297,500 pursuant to the MIPA, which will be due and payable on September 24, 2020. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “AKER.”

S-14

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement has been passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Akers Biosciences, Inc. and subsidiaries as of December 31, 2019 and December 31, 2018, and for each of the two years in the period ended December 31, 2019, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have so incorporated in reliance on the report of Morison Cogen LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

INFORMATION INCORPORATED BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.AkersBio.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

S-15

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020;
●	Current Reports on Form 8-K filed on with the SEC on January 6, 2020, January 31, 2020, March 24, 2020, April 7, 2020, April 8, 2020, April 14, 2020, April 17, 2020 and May 14, 2020; and
●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on January 17, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-190456), as initially filed with the SEC on August 7, 2013, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Akers Biosciences, Inc.

201 Grove Road, Thorofare

New Jersey USA 08086

(856) 848-8698

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.AkersBio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

S-16

Prospectus

$25,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

●	common stock;
●	preferred stock;
●	warrants to purchase our securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “AKER.” The last reported sale price of our common stock on the NASDAQ Capital Market on April 6, 2020, was $4.69 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $13,663,672 based on 2,915,240 shares of outstanding common stock, of which 2,913,363 shares are held by non-affiliates, and a per share price of $4.69 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on April 6, 2020. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

If we decide to seek a listing of any preferred stock, warrants, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 7, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Akers Biosciences, Inc.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

●	changes in the market acceptance of our products and services;

●	challenges we may face in identifying, acquiring and operating new business opportunities;

●	the outcome of ongoing litigation or other proceedings or which we may become subject to in the future;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	adverse conditions in the industries in which our customers operate;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	delisting of our common stock from the NASDAQ capital market;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

●	our ability to achieve the expected benefits and costs of the transactions related to the acquisition of Cystron Biotech, LLC; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance. Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this prospectus, any accompanying prospectus and the documents we have filed with the SEC.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “Akers” or similar terminology means Akers Biosciences, Inc.

Overview

We develop, manufacture, and supply rapid, point-of-care screening and testing products designed to bring health-related information directly to the patient or clinician in a timely and cost-efficient manner. We believe that we have advanced the science of diagnostics through the development of several proprietary platform technologies. Our current product offerings focus on delivering diagnostic assistance in a variety of healthcare fields/specialties, including diagnostic rapid manual point-of-care tests for the detection of allergic reactions to Heparin and for on- and off-the-job alcohol safety initiatives.

Recent Developments

Progress in Our Vaccine Development for COVID-19

Pursuant to the License Agreement, as discussed below, as of April 6, 2020, our collaboration with Premas has successfully completed the milestone of obtaining clones of all three COVID-19 antigens, Spike (S), Envelope (E) and Membrane (M) that we have selected for our vaccine candidate. The clone development process has four primary steps including first, the design and synthesis of the genes; second, the selection of the right host; third, the insertion of the gene into the host; and fourth, the verification that the clone has the right gene, and all characteristics are correct.

Acquisition of Cystron

On March 23, 2020, we entered into a Membership Interest Purchase Agreement (the “MIPA”) with the members of Cystron Biotech, LLC (individually, each a “Seller,” and collectively, the “Sellers”), pursuant to which the Company will acquire 100% of the membership interests (the “Membership Interests”) of Cystron Biotech, LLC (“Cystron”).

As consideration for the Membership Interests, we will deliver to the Sellers: (1) that number of newly issued shares of our common stock equal to 19.9% of the issued and outstanding shares of our common stock and pre-funded warrants as of the date of the MIPA, but, to the extent that the issuance of the our common stock would result in any Seller owning in excess of 4.9% of our outstanding common stock, then, at such Seller’s election, such Seller may receive “common stock equivalent” preferred shares with a customary 4.9% blocker (with such common stock and preferred stock collectively referred to as “Common Stock Consideration”), and (2) $1,000,000 in cash.

Additionally, we shall (A) make an initial payment to the Sellers of up to $1,000,000 upon our receipt of cumulative gross proceeds from the consummation of an initial equity offering after the date of the MIPA of $8,000,000, and (B) pay to Sellers an amount in cash equal to 10% of the gross proceeds in excess of $8,000,000 raised from future equity offerings after the date of the MIPA until the Sellers have received an aggregate additional cash consideration equal to $10,000,000. Upon the achievement of certain milestones, including the completion of a Phase 2 study for a COVID-19 Vaccine that meets its primary endpoints, Sellers will be entitled to receive an additional 750,000 shares of our common stock or, in the event we are unable to obtain stockholder approval for the issuance of such shares, 750,000 shares of non-voting preferred stock that are valued following the achievement of such milestones and shall bear a 10% annual dividend (the “Milestone Shares”). Sellers will also be entitled to contingent payments from us of up to $20,750,000 upon the achievement of certain milestones, including the approval of a new drug application by the U.S. Food and Drug Administration (“FDA”).

We shall also make quarterly royalty payments to Sellers equal to 5% of the net sales of a COVID-19 vaccine or combination product by the Company (the “COVID-19 Vaccine”) for a period of five (5) years following the first commercial sale of the COVID-19 Vaccine; provided, that such payment shall be reduced to 3% for any net sales of the COVID-19 Vaccine above $500 million.

In addition, Sellers shall be entitled to receive 12.5% of the transaction value, as defined in the MIPA, of any change of control transaction, as defined in the MIPA, that occurs prior to the fifth (5th) anniversary of the closing date of the MIPA, provided that the Company is still developing the COVID-19 Vaccine at that time. Following the consummation of any change of control transaction, the Sellers shall not be entitled to any payments as described above under the MIPA.

Support Agreement

On March 23, 2020, as an inducement to enter into the MIPA, and as one of the conditions to the consummation of the transactions contemplated by the MIPA, the Sellers entered into a shareholder voting agreement with the Company (the “Support Agreement”), pursuant to which each Seller agreed to vote their shares of our common stock or preferred stock in favor of each matter proposed and recommended for approval by our management at every meeting of the stockholders and on any action or approval by written consent of the stockholders.

Registration Rights Agreement

To induce the Sellers to enter into the MIPA, on March 23, 2020, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which we shall by the 30th day following the closing of the transactions contemplated by the MIPA, file with the United States Securities and Exchange Commission (the “SEC”) an initial Registration Statement on Form S-3 (if such form is available for use by the Company at such time) or, otherwise, on Form S-1, covering all of the shares of our common stock issued, or underlying the preferred stock issued, at closing under the MIPA and to subsequently register the common stock issued or underlying the preferred stock issued at Milestone Shares.

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License Agreement

Cystron is a party to a License and Development Agreement (the “Initial License Agreement”) with Premas Biotech PVT Ltd. (“Premas”). As a condition to the Company’s entry into the MIPA, Cystron amended and restated the Initial License Agreement on March 19, 2020 (as amended and restated, the “License Agreement”). Pursuant to the License Agreement, Premas granted Cystron, among other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19 and other corona virus infections.

Upon the achievement of certain developmental milestones by Cystron, Cystron shall pay to Premas a total of up to $2,000,000. Series D Convertible Preferred Stock

On March 24, 2020, we filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of New Jersey. Pursuant to the Certificate of Designation, in the event of the Company’s liquidation or winding up of its affairs, the holders of our Series D Convertible Preferred Stock (the “Preferred Stock”) will be entitled to receive the same amount that a holder of our common stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations set forth in the Certificate of Designation) to common stock which amounts shall be paid pari passu with all holders of the Company’s common stock. Each share of Preferred Stock has a stated value equal to $0.01 (the “Stated Value”), subject to increase as set forth in Section 7 of the Certificate of Designation.

A holder of Preferred Stock is entitled at any time to convert any whole or partial number of shares of Preferred Stock into shares of our common stock determined by dividing the Stated Value of the Preferred Stock being converted by the conversion price of $0.01 per share.

A holder of Preferred Stock will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding (with such ownership restriction referred to as the “Beneficial Ownership Limitation”). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Subject to the Beneficial Ownership Limitation, on any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of a meeting), each holder of Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Preferred Stock beneficially owned by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter (taking into account all Preferred Stock beneficially owned by such holder). Except as otherwise required by law or by the other provisions of our certificate of incorporation, the holders of Preferred Stock will vote together with the holders of our common stock and any other class or series of stock entitled to vote thereon as a single class.

A holder of Preferred Stock shall be entitled to receive dividends as and when paid to the holders of our common stock on an as-converted basis.

Production Backlog of PIFA® Heparin/PF4 and PIFA® Pluss/PF4

We are currently experiencing a production backlog of our PIFA® Heparin/PF4 and PIFA® Pluss/PF4 rapid assays. While we believe that we will be able to remedy the production backlog, we cannot be certain what impact this backlog will have on our business and it may have an adverse effect on our 2020 revenues and results of operation.

Exploration of Strategic Alternatives

On November 7, 2018, we announced that our board of directors had initiated a process to evaluate strategic alternatives to maximize shareholder value. The Company will continue its strategic alternatives review and has identified the hemp and minor cannabinoid sectors as potential opportunities that could benefit from our core competencies. The Company continues to explore how to leverage its 30 years of operational history in its medical device business, where its current products have FDA clearance, its current operations practice Good Manufacturing Processes (cGMP), its medical device facility is certified under ISO 13485 – 2016 and the facility carries an Analytical Lab Certification for Schedules 2, 3, 4 and 5 controlled substances issued by the U.S. Drug Enforcement Administration (DEA) and the State of New Jersey. The Company intends to pursue opportunities in the extraction, testing, purification and formulation of safe cannabinoids within the hemp industry, including pathways to consumer products with a focus on minor cannabinoids.

Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section entitled “Risk Factors”. You should read and carefully consider these risks, together with all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. These risks include, but are not limited to, the following:

●	we have a history of operating losses and we cannot guarantee that we can ever achieve sustained profitability;

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●	due to our dependence on a limited number of customers and the loss of any such customer would have a material adverse effect on our operating results and prospects;
●	because we may not be able to maintain necessary regulatory clearances for some of our products, we may not generate revenue in the amounts we expect, or in the amounts necessary to continue our business;
●	we are subject to regulations of various government agencies and if we are unable to comply with such regulations it would materially affect our business;
●	modifications to our devices may require additional FDA approval which could force us to cease marketing and/or recall the modified device until we obtain new approvals;
●	the Company’s business would suffer if the Company were unable to acquire adequate sources of supply;
●	our failure to regain and maintain compliance with the continued listing requirements of the NASDAQ Capital Market could result in a delisting of our common stock, which could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.; and
●	we are currently subject to a number of litigations and we may be subject to similar other litigation in the future.

Corporate Information

We were incorporated in 1989 in the state of New Jersey. Our principal executive offices are located at 201 Grove Road, Thorofare, New Jersey USA 08086 and our telephone number is (856) 848-8698. Our corporate website address is www.akersbio.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes or the acquisition of other businesses and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisitions contemplated at this time.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;
●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
●	any delayed delivery requirements;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the NASDAQ Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of New Jersey law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 150,000,000 shares, of which (a) 100,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $25,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	warrants to purchase our securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of April 6, 2020, there were 2,915,240 shares of common stock issued and outstanding, held of record by approximately 760 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Voting Rights

Each Stockholder has one vote for each share of common stock held on all matters submitted to a vote of stockholders. A shareholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those shareholders entitled to vote and present in person or by proxy.

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and bylaws provide that stockholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of shareholders. A special meeting of stockholders may be called by the President, Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the majority of the Board of Directors.

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Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine, provided that required dividends, if any, on preferred stock have been paid or provided for. However, to date we have not paid or declared cash distributions or dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the board based upon our earnings, financial condition, capital requirements and other relevant factors.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders and remaining after payment to holders of preferred stock of the amounts, if any, to which they are entitled, are distributable ratably among the holders of our common stock subject to any senior class of securities.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of April 6, 2020, there were 10,000,000 shares of preferred stock designated as Series A Preferred Stock, 1,990,000 shares of preferred stock designated as Series C Convertible Preferred Stock and 211,353 shares of preferred stock designated as Series D Preferred Stock. As of April 6, 2020, there were no shares of Series A Preferred Stock and Series C Convertible Stock issued and outstanding and 211,353 shares of Series D Preferred Stock issued and outstanding.

Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

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Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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●	the depositary for global or certificated debt securities, if any;
●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest a t a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

Anti-Takeover Provisions

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us.

These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Morison Cogen LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed on March 24, 2020, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Morison Cogen LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020;
2.	Our Current Reports on Form 8-K filed with the SEC on January 6, 2020, January 31, 2020, and March 24, 2020 (other than any portions thereof deemed furnished and not filed); and
3.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on January 17, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-190456), as initially filed with the SEC on August 7, 2013, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Akers Biosciences, Inc., at 201 Grove Road, Thorofare, New Jersey 08086. Our telephone number is (856) 848-8698. Information about us is also available at our website at http://www.akersbio.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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1,366,856 Shares

AKERS BIOSCIENCES, INC.

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 14, 2020